Exhibit 10.35D
SECOND MODIFICATION AGREEMENT
     THIS SECOND MODIFICATION AGREEMENT (“AGREEMENT”) is made to be effective as of the 9th day of August, 2005, by and between MANUFACTURERS AND TRADERS TRUST COMPANY (“BANK”); MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY (“ISSUER”); and AVALON PHARMACEUTICALS, INC. (“BORROWER”).
RECITALS
     The ISSUER has issued and sold certain bonds (“BONDS”) in the aggregate amount of Twelve Million Dollars ($12,000,000) and has lent the proceeds thereof to the BORROWER in accordance with the terms of a Loan Agreement dated April 1, 2003 (“LOAN AGREEMENT”). In order to enhance the marketability of the BONDS, the BORROWER has entered into a Letter Of Credit Agreement dated April 1, 2003 (“LC AGREEMENT”) pursuant to which the BANK issued to the Trustee named therein for the holders of the BONDS the BANK’S irrevocable letter of credit (“LETTER OF CREDIT”). As a condition to its issuance of the LETTER OF CREDIT, the BANK required the ISSUER to insure a portion of the BORROWER’S obligations under the LC AGREEMENT in accordance with the terms of the Issuer’s Insurance Agreement dated April 1, 2003 (“INSURANCE AGREEMENT”).
     As a condition precedent to the issuance of the BONDS and the issuance of the LETTER OF CREDIT, the BORROWER was required in accordance with the terms of a Collateral Pledge And Security Agreement And Control Agreement dated April 1, 2003, as amended by an Amendment thereto dated July 6, 2004 (“COLLATERAL/CONTROL AGREEMENT”) to post and maintain cash collateral and/or securities in Account Number 80366 (“COLLATERAL ACCOUNT”) held by and maintained with Allfirst Trust Company National Association (“SECURITIES INTERMEDIARY”), which COLLATERAL ACCOUNT and the cash, securities and properties therein were pledged in accordance with the terms of the COLLATERAL/CONTROL AGREEMENT to secure to the BANK the BORROWER’S “LETTER OF CREDIT OBLIGATIONS,” as such term is defined in the LOAN AGREEMENT. The SECURITIES INTERMEDIARY was subsequently merged with the BANK, with the BANK being the surviving entity. The BANK, the ISSUER, and the BORROWER entered into an Amended And Restated Modification And Consent Agreement dated to be effective as of February 15, 2005 (“FIRST MODIFICATION”). Hereafter, the BONDS, the LOAN AGREEMENT, the LC AGREEMENT, the INSURANCE AGREEMENT, the COLLATERAL/CONTROL AGREEMENT, the FIRST MODIFICATION, and all other documents and agreements which evidence, secure, relate or pertain to the BONDS and the loan of the proceeds of the BONDS by the ISSUER to the BORROWER, or the issuance of the LETTER OF CREDIT by the Bank or the BORROWER’S obligations to the Bank in connection therewith are collectively referred to as the “DOCUMENTS.”
     The BORROWER has requested that the ISSUER and the BANK agree to grant certain waivers of covenants of the BORROWER set forth in the DOCUMENTS, as provided in Section 2 below, and agree to certain modifications to various of the DOCUMENTS. The BANK and the ISSUER have entered into this AGREEMENT to set forth the terms upon which the BANK and the ISSUER will agree to the requests of the BORROWER.
     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT
     Section 1.    Acknowledgment Of Obligations. The BORROWER acknowledges that: (a) each of the DOCUMENTS to which the BORROWER is a signatory constitutes the valid and binding obligation of the BORROWER; (b) the DOCUMENTS are enforceable against the BORROWER in accordance with all stated terms; and (c) the BORROWER has no defenses, claims of offset, or counterclaims against the enforcement of the DOCUMENTS in accordance with all stated terms.
     Section 2.    Waiver Of Financial Covenants. The BANK agrees to waive compliance by the BORROWER with the financial covenants (“FINANCIAL COVENANTS”) set forth in Sections 10.1(h)(i) (Minimum Liquidity); 10.1(h)(ii) (Minimum Current Ratio); and 10.1(h)(iii) (Minimum Tangible Net Worth) for the period commencing on June 30, 2005 and ending on March 31, 2006. Commencing on April 1, 2006 and continuing thereafter, the BORROWER shall comply with each of the FINANCIAL COVENANTS, with the first subsequent test date of the FINANCIAL COVENANTS to begin on April 30, 2006.
     Section 3.    Modification Of Collateral/Control Agreement. (a) In consideration for the execution and delivery of this AGREEMENT by the BANK and the ISSUER, the BORROWER agrees to modify the COLLATERAL/CONTROL AGREEMENT to provide that the “MINIMUM REQUIRED CASH COLLATERAL AMOUNT,” as such term is defined in the COLLATERAL/CONTROL AGREEMENT, shall be increased by $500,000 such that the MINIMUM REQUIRED CASH COLLATERAL AMOUNT to be maintained by the BORROWER as of the date of this AGREEMENT shall be increased from $5,813,196 to $6,313,196, which shall be the MINIMUM REQUIRED CASH COLLATERAL AMOUNT until April 1, 2006. Commencing on April 1, 2006 and on the first day of each April thereafter, the MINIMUM REQUIRED CASH COLLATERAL AMOUNT shall be decreased to the amount corresponding to such date as set forth in the table below, which, for such dates, replaces and supersedes the table set forth in Section 2.3(a) of the COLLATERAL/CONTROL AGREEMENT:

Minimum Required
Dates	Cash Collateral Amount

April 1, 2006	$6,019,731
April 1, 2007	$5,397,838
April 1, 2008	$4,775,945
April 1, 2009	$3,922,137
April 1, 2010	$3,068,329
April 1, 2011	$2,214,521
April 1, 2012	$1,360,712
April 1, 2013	$506,904
     The BORROWER agrees immediately to deposit such cash with the BANK as may be necessary to comply with such increased MINIMUM REQUIRED CASH COLLATERAL AMOUNT requirement.
           (b) If after March 31, 2006 but before April 30, 2006 (i) no event or circumstance shall have occurred and be continuing which is or, with the giving of notice, the lapse of time, or both, would be an Event of Default under any of the DOCUMENTS, (ii) the BORROWER shall have been in compliance with the FINANCIAL COVENANTS as of March 31, 2006 as if the limited waiver set forth in Section 2 had not been given, and shall have delivered to the BANK, in accordance with the requirements of the DOCUMENTS, a certificate indicating such compliance as of such date, (iii) the BORROWER shall have made all payments required to be made under the DOCUMENTS through the later of (x) the date of delivery of the aforesaid compliance certificate and (y) April 1, 2006 (or, if such day is not a Business Day, the next Business Day), and

(iv) the BORROWER shall have delivered to the BANK a pro forma compliance certificate to the effect that (A) after giving effect to all payments required to be made by the BORROWER on account of its liabilities through the period ending April 30, 2006 (including the amounts due to the BANK under the LC AGREEMENT), no event or circumstance shall have occurred which is or, with the giving of notice, the lapse of time, or both, would be an Event of Default under the DOCUMENTS, and (B) without limiting clause (A) above, the BORROWER shall be in full compliance with the FINANCIAL COVENANTS as of April 30, 2006, which pro forma compliance certificate shall be accompanied by all supporting financial information and calculations, then, the table in paragraph (a) above setting forth the MINIMUM REQUIRED CASH COLLATERAL AMOUNTS for the dates occurring on or after April 1, 2006 shall cease to be effective, and the MINIMUM REQUIRED CASH COLLATERAL AMOUNTS for such dates shall be as set forth in the table contained in Section 2.3(a) of the COLLATERAL/CONTROL AGREEMENT before giving effect to paragraph (a) above.
           (c) Nothing contained in this AGREEMENT is intended to limit the right of the BORROWER to obtain the return to the BORROWER of CASH COLLATERAL to the extent that the amount of the CASH COLLATERAL which is at any time held in the COLLATERAL ACCOUNT exceeds the MINIMUM REQUIRED CASH COLLATERAL AMOUNT required by the terms of the COLLATERAL/CONTROL AGREEMENT as modified by the terms of this AGREEMENT.
     Section 4.    Investment Of Cash Collateral. Pursuant to Section 5.1 of the COLLATERAL/CONTROL AGREEMENT, the BORROWER may instruct the BANK to invest funds of the BORROWER, which may include cash proceeds of other properties of the BORROWER presently held in the COLLATERAL ACCOUNT, in one or more certificates of deposit issued by the BANK or in one or more other deposit accounts at the BANK (which may include a deposit account designated by the BANK as a “money market account”) (such certificates of account, accounts, and money market accounts are collectively referred to as the “PLEDGED DEPOSIT ACCOUNT”, whether or not evidenced by a certificate). The BORROWER acknowledges and agrees that the funds held in the PLEDGED DEPOSIT ACCOUNT will in most cases not be federally insured, but shall nevertheless be deemed to be a “PERMITTED INVESTMENT” (as defined in the COLLATERAL/CONTROL AGREEMENT). The PLEDGED DEPOSIT ACCOUNT shall have an “ADVANCE RATE TO MAINTAIN PROPERLY MARGINED CASH COLLATERAL” (as such term is used in Schedule 2 of the COLLATERAL/CONTROL AGREEMENT) of one hundred percent (100%) if the PLEDGED DEPOSIT ACCOUNT is either a certificate of deposit issued by the BANK or is an investment in the MTB U.S. Treasury Fund (symbol “AKTXX”). Any other money market funds selected by the BORROWER shall be subject to the presently stated ADVANCE RATE TO MAINTAIN PROPERLY MARGINED CASH COLLATERAL of ninety percent (90%). The BORROWER acknowledges that the PLEDGED DEPOSIT ACCOUNT is intended to be held and maintained by the BANK in the COLLATERAL ACCOUNT in accordance with the requirements of Section 2.5 of the COLLATERAL/CONTROL AGREEMENT and that the PLEDGED DEPOSIT ACCOUNT will be maintained solely in the name of the BANK and not in the name of the BORROWER. The “ADJUSTED MARKET VALUE (ITEM),” as that term is defined in the COLLATERAL/CONTROL AGREEMENT, of the PLEDGED DEPOSIT ACCOUNT shall be counted toward the “ADJUSTED MARKET VALUE OF THE CASH COLLATERAL” for purposes of the COLLATERAL/CONTROL AGREEMENT. In order to secure the LETTER OF CREDIT OBLIGATIONS, the BORROWER hereby grants a security interest to the BANK in and to the COLLATERAL ACCOUNT and the products and proceeds thereof (and all substitute and replacement accounts) and in and to the PLEDGED DEPOSIT ACCOUNT (which is likely to be designated as account number 31003913118509 but which may have different numbers from time to time) and in all funds contained therein and in and to all “CASH COLLATERAL,” as such term is defined in the COLLATERAL/CONTROL AGREEMENT, and the proceeds thereof and in all replacement or substituted certificates of deposit, bank accounts, money market accounts, and the contents and proceeds thereof, and all interests of the BORROWER in any of the foregoing. The BORROWER will also execute and deliver to the BANK such additional agreements, writings or instruments as the BANK may be require in order to establish, perfect or set forth the terms of the BANK’S security interest in the COLLATERAL ACCOUNT, the CASH COLLATERAL, the PLEDGED DEPOSIT ACCOUNT, or any part thereof. Nothing contained in this AGREEMENT is intended to modify, negate or change the rights of the BORROWER set forth in Section 5.1 of the COLLATERAL/CONTROL AGREEMENT to control and direct the investment and reinvestment of CASH COLLATERAL in PERMITTED INVESTMENTS, including without limitation funds held in the COLLATERAL ACCOUNT (including funds held in the PLEDGED DEPOSIT ACCOUNT).
     Section 5.  Acknowledgments Of Issuer. The ISSUER acknowledges that: (a) the INSURANCE AGREEMENT is in full force and effect and to the best of the ISSUER’S knowledge, the BORROWER and the BANK are each in compliance with all of their respective obligations thereunder; and (b) the ISSUER has received delivery of a “collaborative agreement” from the BORROWER and that pursuant to Section 3.1.D of the INSURANCE AGREEMENT the amount of the ISSUER’S insurance will not be reduced to twenty-five percent (25%), but rather shall remain at thirty percent (30%). In furtherance of the foregoing provisions of this Section, the first sentence of the definition of “INSURED PORTION OF THE DEBT” set forth in Section 1.1 of the INSURANCE AGREEMENT is hereby deleted and the following inserted in lieu thereof: “INSURED PORTION OF THE DEBT” means thirty percent (30%) of the Debt.”
     Section 6.    Release Of Certain Equipment. The BORROWER may request that it be permitted to sell or otherwise dispose of items of equipment which has become obsolete, by providing the BANK and the ISSUER with a detailed description of such equipment and, with respect to each item, the manner of the BORROWER’S proposed disposition thereof (e.g., sale) and the amount of any net proceeds to be received in connection with such sale or disposition. The BANK in its sole discretion, and the ISSUER, to the extent the ISSUER’S approval of any such sale or other disposition is required pursuant to the DOCUMENTS, may grant or withhold approval of such sale or other disposition. If approval of any such sale or other disposition of any such item of equipment is granted, the security interest under the DOCUMENTS in such item shall be released upon the sale or disposition of such item, subject however, to the payment to the BANK, for deposit into the COLLATERAL ACCOUNT, of an amount equal to the proceeds of such sale or disposition, net of the reasonable costs of such sale or disposition (provided that the amount of such net proceeds actually received is not less than the amount thereof approved by the BANK and, if applicable, the ISSUER).
     Section 7.    Permitted SUBORDINATED OBLIGATIONS. The parties hereto agree that notwithstanding any provisions to the contrary in the DOCUMENTS, the BORROWER shall have the right, upon ten (10) days prior written notice to the BANK, to enter into “SUBORDINATED OBLIGATIONS” (as defined below) with any of the BORROWER’S shareholders (the “SHAREHOLDER PAYEES” defined below) so long as such SUBORDINATED OBLIGATIONS expressly contain and set forth and are subject to the following provisions:
(a)	All obligations of the Company to pay the principal of and interest on and all other amounts and liabilities in connection with any indebtedness to its Shareholders Payees, whether such indebtedness, obligations and liabilities are now existing or hereafter arising (collectively, the “Subordinated Obligations”) are hereby expressly subordinated to and in favor of the indefeasible and full payment in cash of all of the Senior Indebtedness, as hereinafter defined, to the extent and in the manner hereinafter set forth.
(b)	As used herein, the term Senior Indebtedness shall mean indebtedness, liabilities and obligations of the Company to Manufacturers and Traders Trust Company (“Bank”) of every kind and nature whatsoever, whether now existing or hereafter arising or created any time, including without limitation, all indebtedness, liabilities and obligations of the Company to the Bank which are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, unsecured, secured, or future advances and including, without limitation, all liabilities, indebtedness and obligations of the Company to the Bank.
(c)	Until the Senior Indebtedness has been fully and indefeasibly paid in cash, the Shareholder Payees shall not, without prior written consent of the Bank, ask for, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the Subordinated Obligations except that the Payee may receive securities that are subordinate to the Senior Indebtedness to at least the same extent as the Subordinated Indebtedness.
(d)	The Shareholder Payees and the Company shall agree, represent and warrant that the Subordinated Obligations are not secured in any way, directly or indirectly, including, without limitation, by security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, or any other document, lien, encumbrance or otherwise.
(e)	In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to creditors of the Company or to any indebtedness, liabilities and obligations of the Company, by reason of the liquidation, dissolution or other winding up of the Company or the Company’s business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law, then any payment or distributions of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to all or any part of the Subordinated Obligations shall be paid or delivered directly to the Bank for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Bank may elect; and including, without limitation, any interest accruing subsequent to the commencement of any such event or proceeding) until the Senior Indebtedness shall have been fully paid and satisfied. The Shareholder Payees hereby irrevocably authorize and empower the Bank, and irrevocably appoints the Bank the Attorneys-in fact for the Shareholder Payees to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in the name of the Bank or in the names of the Shareholder Payees or otherwise, as the Bank may deem necessary or advisable to carry out the provisions hereof.
(f)	The Company and the Shareholder Payees agree that the Bank is a third-party beneficiary of the subordination provisions of any Subordinated Obligations and shall be entitled to enforce such provisions by proceedings at law or in equity or otherwise. If any of the Senior Indebtedness should be transferred or assigned by the Bank, the provisions of any Note evidencing any Subordinated Obligations will inure to the benefit of the transferee and assignee to the extent of such transfer or assignment, provided that the Bank shall continue to have the unimpaired right to enforce the provisions of said Note as to any of the Senior Indebtedness not so transferred or assigned. The subordinate provisions of any Subordinated Obligations shall be binding upon the Shareholder Payees and the Company and their respective successors and assigns. None of the subordinate provisions of any

Subordinated Obligations may be waived, modified or amended without the prior written consent of the Bank, or if any of the Senior Indebtedness has then been transferred or assigned, by the then holders or obliges of all of the Senior Indebtedness.
(g)	The Company shall provide written notice to the Shareholder Payees as to any additional Senior Indebtedness incurred by or agreed to by the Company after the date hereof and during such time that any amounts are outstanding under any Subordinated Obligations.
     Section 8.     Expenses. The BORROWER agrees to reimburse the BANK and the ISSUER upon demand for the costs and expenses incurred by the BANK and the ISSUER in connection with the preparation of this AGREEMENT, including reasonable attorneys’ fees. The BORROWER further agrees to reimburse the BANK for costs incurred for an asset appraisal that was obtained in accordance with the terms of the MODIFICATION AGREEMENT between the parties. The execution and delivery by the BORROWER of this AGREEMENT to the BANK shall authorize the BANK to debit and charge the BORROWER’S deposit account #970184752 for the costs and expenses incurred by the BANK and the ISSUER, including reasonable attorneys’ fees, in connection with the preparation of this AGREEMENT, and for the above-stated asset appraisal costs.
     Section 9.     No Novation. It is the intent of the BORROWER, the ISSUER, and the BANK that nothing contained in this AGREEMENT shall be deemed to effect or accomplish or otherwise constitute a novation of any of the DOCUMENTS or of any of the obligations owed by the BORROWER in accordance with any of the DOCUMENTS.
     Section 10.   Enforceability. This AGREEMENT shall inure to the benefit of and be enforceable against the parties hereto and their respective successors and assigns.
     Section 11.   Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This AGREEMENT shall be construed, performed and enforced and its validity and enforceability determined in accordance with the laws of the State of Maryland (excluding, however, conflict of laws principles). The BORROWER consents to the jurisdiction of the courts of the State of Maryland and the jurisdiction of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or inconvenience of forum.
     Section 12.   Waiver Of Jury Trial. Each of the parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any of the parties, or any successor or assign of any of the parties , on or with respect to this AGREEMENT or any of the DOCUMENTS or which in any way relates, directly or indirectly, to the obligations of the BORROWER under the DOCUMENTS or this AGREEMENT or the dealings of the parties with respect thereto, shall be tried by a court and not by a jury. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.
     Section 13.   RELEASE. IN ORDER TO INDUCE THE BANK AND THE ISSUER TO ENTER INTO THIS AGREEMENT, THE BORROWER FOREVER RELEASES AND DISCHARGES THE BANK AND THE ISSUER AND THE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS, AND ASSIGNS OF THE BANK AND THE ISSUER (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH THE BORROWER EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE

RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.
     IN WITNESS WHEREOF, the parties have executed this AGREEMENT with the specific intention of creating a document under seal to be effective as of the date first above written. This AGREEMENT may be executed and delivered in counterparts.

WITNESS/ATTEST:	AVALON PHARMACEUTICALS, INC.

	By:		/s/ Kenneth C. Carter	(SEAL)

		Name:	Kenneth C. Carter Ph. D.

		Title:	President and CEO

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Modification And Consent Agreement– Continued:

WITNESS/ATTEST:	MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY

	By:		/s/ D. Gregory Cole	(SEAL)

		Name:	D. Gregory Cole

		Title:	Executive Director

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Modification And Consent Agreement – Continued:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:		/s/ Stephen D. Gattiff	(SEAL)

	Name:	Stephen D. Gattiff

	Title:	Vice President

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